As filed with the Securities and Exchange Commission on August 8, 2018
Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Safety Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-4191699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Custom House Street Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Safety Insurance Group, INC. 2018 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

George M. Murphy President and Chief Executive Officer Safety Insurance Group, Inc. 20 Custom House Street Boston, Massachusetts 02110 (617) 951-0600
(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value
2018 Long-Term Incentive Plan	350,000	$92.38	$32,333,000	$4,025.46

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of shares of common stock $0.01 par value per share (“Common Stock”) of Safety Insurance Group, Inc. (the “Registrant”) that may be offered or issued by reason of stock splits, stock dividends or similar transactions, effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Common Stock reported on the Nasdaq Stock Market on August 6, 2018 (i.e., $92.38).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(h) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017;
(b)

All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the document referred to in (a) above; and

(c)

Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses (including attorneys’ fees) actually and reasonably incurred by any director, officer, employee or agent of the corporation in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

In addition, the Registrant’s Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit. If the DGCL hereafter is amended to authorize further elimination or limitation of the liability of a director, then the liability of a director of the Registrant, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be limited to the fullest extent permitted by the DGCL, as amended.

The Registrant’s Bylaws provide that the Registrant indemnify and hold harmless each person who was or is party or is threatened to be made party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was the legal representative, a director or officer or was serving at the request of the Registrant as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, the Registrant shall indemnify and hold harmless such person to the fullest extent authorized by the DGCL.

The Registrant maintains directors and officer’s liability insurance, providing coverage to directors and certain levels of officers, for losses they may suffer by reason of their positions that are not indemnifiable by the Registrant under Delaware law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1

Form of Amended and Restated Certificate of Incorporation of Safety Insurance Group, Inc. (incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-87056) filed April 26, 2002, and as amended on Form S-8 (Reg. No. 333-110676) filed on November 21, 2003 and as amended on Form S-8 (Reg. No. 333-140423) filed on February 2, 2007)

4.2

Form of Amended and Restated Bylaws of Safety Insurance, Group, Inc. (incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-87056) filed April 26, 2002, and as amended on Form S-8 (Reg. No. 333-110676) filed on November 21, 2003 and as amended on Form S-8 (Reg. No. 333-140423) filed on February 2, 2007.

5.1	Opinion of DLA Piper LLP (US) counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)
23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Safety Insurance Group, Inc. 2018 Long-Term Incentive Plan (filed herewith)
99.2	Form of Restricted Stock Agreement (time-based) (filed herewith)
99.3	Form of Restricted Stock Agreement (performance-based) (filed herewith)
99.4	Form of Restricted Stock Agreement (no-vesting) (filed herewith)

Item 9.  Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on August 8, 2018.

Safety Insurance Group, INC.

By:	/s/ George M. Murphy
George M. Murphy
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Safety Insurance Group, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint George M. Murphy and William J. Begley, Jr. and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.01, of the Corporation and other securities pursuant to the Safety Insurance Group, Inc. Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ George M. Murphy
George M. Murphy	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2018

/s/ William J. Begley, Jr.
William J. Begley, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2018

/s/ David F. Brussard
David F. Brussard	Chairman of the Board	August 8, 2018

/s/ Peter J. Manning
Peter J. Manning	Director	August 8, 2018

/s/ David K. McKown
David K. McKown	Director	August 8, 2018

/s/ Frederic H. Lindeberg
Frederic H. Lindeberg	Director	August 8, 2018

/s/ Thalia M. Meehan
Thalia M. Meehan	Director	August 8, 2018